SHAREHOLDER AGREEMENT
                         ACE WASTE SERVICES, INC.

This Agreement is made this 13th day of November, 2000, by and among Janet Drialo-McArdle ("McArdle") and WasteMasters, Inc. ("WasteMasters") (herein collectively the "Shareholders"), comprising all of the shareholders of Ace Waste Services, Inc., a corporation organized under the laws of the State of New Jersey (hereinafter called the "Corporation"), and the Corporation.

Now therefore, in consideration of the mutual promises and agreements contained herein, the parties agree as follows:

Section 1.

The Shareholders shall vote their respective shares so that the Board of Directors of the Corporation shall consist of two persons nominated by McArdle and two persons nominated by WasteMasters, for so long as parties hereto and their successors, executors, administrators, heirs and assigns hold stock in the Corporation. Any disputes that may arise hereinafter between the Shareholders, from action or inaction by the Corporation requiring majority approval by the Board of Directors and based upon a tie of 2-2 in Shareholder votes, shall be resolved exclusively pursuant to the Arbitration Provision below, as incorporated herein by reference:

"Any dispute, controversy or claim arising out of or relating to this Agreement or the relationship between the parties shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association ("AAA"). Such arbitration shall be conducted in the City of Philadelphia, Pennsylvania or such location as the parties may mutually agree. The arbitration shall be conducted by Joseph Di Tomo, Esq., Attorney ID number 09984, within thirty (30) days after one (1) party or the Corporation itself, has delivered notice to the other party requesting arbitration of a stated dispute. The decision of the arbitrator shall be final and accorded full faith and credit and entitled to recognition by the federal and state courts of the United States."

Section 2.

A Shareholder may not transfer any shares whether now owned or hereafter acquired without the prior written consent of the Corporation and all of the Shareholders, except by a transfer which meets the requirements of this agreement. Any purported transfer of shares shall be void and shall not be effective to transfer any interest in or title to any of the shares to the purported transferee. All share certificates shall bear a legend referring to this restriction.

Section 3.

A Shareholder may transfer any of the shares to any other person or entity, without the need to comply with the other provisions of this Agreement, so long as the transferee agrees in writing to be bound by this Agreement as to the transferred shares and any other shares previously or subsequently acquired.

Section 4.

If a Shareholder (the "Seller") intends to sell, exchange, or otherwise transfer any shares to anyone, the Seller shall first send a written notice to the Corporation and the other Shareholders specifying the number of shares to be transferred (the "Offered Shares"), the proposed purchase price and payment terms, the identity of the transferee and any other material terms of the transfer. For a period of 90 days, the Corporation shall have an option to purchase all or any part of the Offered Shares upon payment of the price specified in the offer. If within the 90 day period the Corporation does not exercise its option to purchase all of the shares specified in the notice, then the other Shareholder(s) shall have an option for an additional 90 day period to purchase all (but not less than all) the shares not purchased by the Corporation (the "Available Shares") at the same purchase price and upon the same terms and conditions. The Available Shares shall be divided among the Shareholder(s) electing to purchase them in such manner as they may agree or if they do not so agree, in proportion to the number of shares of the Corporation then owned by such Shareholders.

Section 5.

Shareholder WasteMasters, its successors or assigns, has the option (the "Option"), effective November 13, 2002, to acquire all (but not less than all) the other Shareholder(s) shares in the Corporation, at a ratio of Fifteen (15) times (X's) monthly revenue, as calculated by the average monthly revenue for the preceding Six (6) months, minus (-) long term notes payable (in excess of One (1) year), times (X's) the percentage (%) of shares of the Corporation beneficially owned by a Shareholder at such time. An example calculation is as follows:

If the Corporation has an average monthly revenue of $500,000 and notes payable of $500,000 and the shares to be acquired by WasteMasters equate
to 49% beneficial ownership in the Corporation, then: 	$500,000 x 15
- $500,000 x .49 = $3,430,000.

If the Option is exercised, and WasteMasters acquires McArdle's 49% common stock interest in the Corporation, then McArdle's designees herein, Joseph Lombardo and Michael McArdle (the "Employees"), shall be granted an irrevocable right, but not a duty, to employment in the Corporation, for three (3) years subsequent to the Option exercise date (the "Employment Term"), at a rate of pay equal to the average rate of pay, as referenced on the payroll register of the Corporation, for the preceding six (6) months prior to the Option exercise date. Termination of this employment for any conceivable reason, except by the resignation by the Employees themselves, may only be effectuated by the delivery to the Employees of funds in cash, US monies, equal to the rate of pay of Employees at the time of termination multiplied by the remaining pay periods of the entire Employment Term and delivery to each Employee of Five Hundred Thousand Dollars ($500,000) worth of SEC Rule 144 common stock of WasteMasters.

As consideration for this Option, WasteMasters shall cause the delivery of Two Hundred Thousand (200,000) shares of SEC Rule 144 common stock to McArdle, her successors or assigns, on or before December 31, 2000. Said Option is null and void otherwise.

Section 6.

This Agreement shall be binding upon all of the Shareholders and their respective heirs, executors, administrators and assigns. This Agreement may only be modified or amended by a further written agreement signed by all the Shareholders and may not be assigned except in connection with a transfer of shares as herein provided. No waiver of any of the provisions hereof shall be effective unless in writing signed by all the parties.

IN WITNESS WHEREOF, the Corporation and the Shareholders have caused this Agreement to be executed as of the date set forth above.

Date of Signing:  November 13, 2000

WASTEMASTERS, INC.			WITNESS:

By:						By:
Name:						Name:
Title:

JANET DRIALO-MCARDLE			WITNESS:

						By:
						Name: